Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Post-Effective Amendment No. 17 to Form S-11 on Form S-3 No. 333-192331) of KBS Strategic Opportunity REIT II, Inc. and in the related Prospectus of our report dated March 8, 2019, with respect to the consolidated financial statements and schedule of KBS Strategic Opportunity REIT II, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2018.

/s/ Ernst & Young LLP

Irvine, California
March 8, 2019